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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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                                                                    STATE OF INCORPORATION
SUBSIDIARY                                                             OR ORGANIZATION
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
PST Services, Inc.*                                                        Georgia

Per-Se Transaction Services, Inc.*                                         Ohio

Patient Account Management Services, Inc.*                                 Ohio

PST Products, LLC*                                                         California

Knowledgeable Healthcare Solutions, Inc.*                                  Alabama

NDCHealth Corporation*                                                     Delaware

PhyServ Solutions, Inc.*                                                   Delaware

NDC of Canada, Inc.*                                                       Delaware

NDC Health Pharmacy Systems and Services, Inc.*                            Delaware


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* Each of these subsidiaries also does business under the name "Per-Se Technologies."
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